Exhibit 21.1

(5/31/25)

Company Name	Place of Incorporation
API S.p.A.	Italy
Arnette Polymers, LLC	Massachusetts (USA)
Carboline Company	Delaware (USA)
Carboline Global Inc.	Delaware (USA)
Carboline (India) Private Limited	India
Carboline Norge AS	Norway
Clean Bidco Limited	England & Wales
Clean Midco Limited	England & Wales
Clean Topco Limited	England & Wales
Corgrate Fiberglass Systems, S.A. de C.V.	Mexico
DAP Global Holdings, Inc.	Delaware (USA)
DAP Global Inc.	Delaware (USA)
DAP Products Inc.	Delaware (USA)
Day-Glo Color Corp.	Ohio (USA)
Dryvit Holdings, LLC	Delaware (USA)
Euclid Admixture Canada Inc.	Canada
Eucomex, S.A. de C.V.	Mexico
Fibergrate Composite Structures Incorporated	Delaware (USA)
First Continental Services Co.	Vermont (USA)
Flowcrete Group Limited	England & Wales
Flowcrete International Ltd	England & Wales
GJP Holdings Limited	England & Wales
GSD Distribution LLC	Delaware (USA)
Key Resin Company	Ohio (USA)
Kirker Enterprises, Inc.	Delaware (USA)
Kirker Europe Limited	Scotland
Kop-Coat, Inc.	Ohio (USA)
Kop-Coat New Zealand Limited	New Zealand
LBG Holdings, Inc.	Delaware (USA)
Legend Brands, Inc.	Delaware (USA)
Mantrose-Haeuser Co., Inc.	Massachusetts (USA)
Martin Mathys NV	Belgium
Modern Recreational Technologies, Inc.	Delaware (USA)
Morrells Woodfinishes Limited	England & Wales
New Ventures (UK) Limited	England & Wales
New Ventures II (UK) Limited	England & Wales
Profile Food Ingredients, LLC	Illinois (USA)
Radiant Color NV	Belgium
RPM Canada, a General Partnership	Canada
RPM Canada Finance Company ULC	Canada
RPM Canada Finance I ULC	Canada
RPM Canada Holding I ULC	Canada
RPM CF Holdings, Inc.	Delaware (USA)
RPM Consumer Group, Inc.	Delaware (USA)
RPM Enterprises, Inc.	Delaware (USA)
RPM Europe Finance Designated Activity Company (“dac”)	Ireland
RPM Europe Holdco B.V.	Netherlands
RPM Europe UK Limited	England & Wales
RPM Funding Corporation	Delaware (USA)
RPM German Real Estate GmbH & Co. KG	Germany
RPM Global Holdco, LLC	Delaware (USA)
RPM Holdco Corp.	Delaware (USA)

RPM Industrial Coatings Group, Inc.	Nevada (USA)
RPM Industrial Holding, LLC	Delaware (USA)
RPM International Inc.	Delaware (USA)
RPM Performance Coatings Group, Inc.	Delaware (USA)
RPM UK Enterprises Limited	England & Wales
RPM UK HOLDCO Limited	England & Wales
RPM US Finco LLC	Delaware (USA)
RPM USA Holdco, LLC	Delaware (USA)
RPM Ventures Netherlands B.V.	Netherlands
RPOW (France) SAS	France
RSIF International Designated Activity Company (“dac”)	Ireland
Rust-Oleum Australia & New Zealand Pty Ltd	Australia
Rust-Oleum Corporation	Delaware (USA)
Rust-Oleum Netherlands B.V.	Netherlands
Schul International Co., LLC	New Hampshire (USA)
Specialty Products Holding Corp.	Ohio (USA)
SPS B.V.	Netherlands
Star Brands (Holdings) Limited	England & Wales
Star Brands Limited	England & Wales
Star Brands Manufacturing Ltd	England & Wales
Star Brands USA Inc.	Delaware (USA)
StonCor Africa Proprietary Limited	South Africa
StonCor Deutschland GmbH	Germany
StonCor Group, Inc.	Delaware (USA)
StonCor Group SA Proprietary Limited	South Africa
StonCor Middle East LLC (49% JV)	United Arab Emirates
TCI, Inc.	Georgia (USA)
The Euclid Chemical Company	Ohio (USA)
The Pink Stuff Company USA Holdco LLC	Delaware (USA)
The Pink Stuff Company USA LLC	Delaware (USA)
T.M.P. – CONVERT SAS	France
Tor Coatings Limited	England & Wales
Toxement S.A.S.	Colombia
Tremco Asia Pacific Pty Limited	Australia
Tremco Barrier Solutions, Inc.	Delaware (USA)
Tremco CPG Australia Pty Ltd	Australia
Tremco CPG France SAS	France
Tremco CPG Germany GmbH	Germany
Tremco CPG Inc.	Delaware (USA)
Tremco CPG (India) Private Limited	India
Tremco CPG Malaysia Sdn. Bhd.	Malaysia
Tremco CPG Manufacturing Corp.	Delaware (USA)
Tremco CPG Netherlands B.V.	Netherlands
Tremco CPG Poland sp. zo.o.	Poland
Tremco CPG Sweden AB	Sweden
Tremco CPG Turkey Diș Ticaret A.S.	Turkey
Tremco CPG UK Limited	England & Wales
Tremco Holdings, Inc.	Delaware (USA)
tremco illbruck Group GmbH	Germany
Tremco Incorporated	Ohio (USA)
United Construction Products, LLC	Colorado (USA)
Universal Sealants (U.K.) Limited	England & Wales
Viapol Ltda.	Brazil
Watco UK Limited	England & Wales
Weatherproofing Technologies, Inc.	Delaware (USA)